Exhibit 99.1

Contact:	Kevin Donovan
Bottomline Technologies
603-501-5240
kdonovan@bottomline.com

Bottomline Technologies Reports Second Quarter Results

Continued Growth in Revenue and Profit

PORTSMOUTH, N.H. – January 26, 2005 – Bottomline Technologies (NASDAQ: EPAY), a leading global technology provider of financial Business Process Management (fBPM) software and services, today reported financial results for the second quarter and six months ended December 31, 2004.

Revenues for the second quarter were $23.9 million compared with $21.3 million in the second quarter of last year. Net income for the second quarter was $1.2 million, or net income per share of $0.07, compared with a net loss of $449,000 and a net loss per share of $0.03 in the second quarter of last year, representing a $1.6 million growth in net income.

During the second quarter, operating expenses of $12.8 million included net acquisition-related charges of $762,000, which represented amortization of intangible assets of approximately $756,000, and stock compensation expense of $6,000 associated with stock options assumed in a prior acquisition. Excluding these acquisition-related items, pro forma net income for the second quarter was $2.0 million, or pro forma net income per share of $0.11, compared with pro forma net income of $451,000, or pro forma net income per share of $0.03 in the second quarter of last year. The second quarter pro forma operating results represent a $1.6 million growth in pro forma net income from the prior year.

“I am pleased that the business continues to execute on its strategy,” said Joe Mullen, CEO of Bottomline. “Customer response to our leading offerings has driven this quarter’s financial performance. We continue to see strength in our pipeline for our offerings in both the UK and US. The outlook going forward remains strong.”

Revenues for the six months ended December 31, 2004 were $45.7 million compared with $38.1 million in the same period last year. Net income for the six months ended December 31, 2004 was $1.9 million, or net income per share of $0.10, compared with a net loss of $2.6 million and a net loss per share of $0.16 in the same period last year, representing a $4.5 million growth in net income.

During the six months ended December 31, 2004, operating expenses of $24.6 million included net acquisition-related charges of $1.7 million, which represented amortization of intangible assets of approximately $1.6 million and stock compensation expense of $14,000 associated with stock options assumed in a prior acquisition. Excluding these acquisition-related items, pro forma net income for the six months ended December 31, 2004 was $3.6 million, or pro forma net income per share of $0.19, compared with pro forma net income of $719,000, or pro forma net income per share of $0.04 in the same period of last year. The six-month pro forma operating results represent a $2.9 million growth in pro forma net income from the same period last year.

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Bottomline has presented non-GAAP financial measures in the form of pro forma results as part of this earnings release since this information excludes certain non-cash items and management believes it is a more accurate measurement of Bottomline’s overall operating performance. Management believes that presenting financial measures exclusive of certain non-cash items helps identify trends in the company’s business and the company uses these same measures internally to establish budgets and operational goals, to manage its business and to evaluate the performance of the company. The presentation of this information should not be considered in isolation to, or as a substitute for, the results presented in accordance with GAAP. A reconciliation of the GAAP net income (loss) to the pro forma results for the periods ending December 31 is as follows:

	Three Months Ended December 31, (in thousands)		Six Months Ended December 31, (in thousands)
	2004	2003	2004	2003
GAAP Net Income (Loss)	$1,240	$(449)	$1,919	$(2,594)
In-process Research and Development	—	—	—	789
Amortization of Intangible Assets	756	891	1,642	2,502
Stock Compensation Expense	6	9	14	22

Pro forma Net Income	$2,002	$451	$3,575	$719

Customer Highlights:

•	Major North American organizations such as First Trust Corporation, Metropolitan Life Insurance, Pacificare Health Systems and SEI Investments selected Bottomline’s WebSeries® global enterprise payment platform.

•	Received 177 new orders during the quarter for Bottomline’s BACSTEL-IP software solutions from leading UK-based organizations such as ADP Limited, Tyco International, UnumProvident Corporation and Virgin Atlantic Airways. BACSTEL-IP is the new electronic payment standard for the UK and businesses are required to upgrade to this new standard by the end of 2005.

•	Received more than 600 orders for Bottomline’s BACSTEL-IP subscription service and further extended Bottomline’s position as the UK’s market leader for payment solutions. Bottomline’s subscription service is new to the UK and allows small-to medium-size companies to pay for BACSTEL-IP on a monthly basis. It encourages many new organizations to use BACSTEL-IP and helps expand the market for direct-submitting BACS solutions.

•	Major North American organizations such as Dole Foods, Rubbermaid, Fox Television and the University of Washington selected Bottomline’s document management products, a component of our financial Business Process Management solutions.

•	Selected by Fifth Third Bancorp to provide the WebSeries electronic banking platform to support wire origination and Web-services based check management.

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Corporate and Product Highlights:

•	Promoted to Certified Partner in the Oracle® PartnerNetwork. As a Certified Partner, Bottomline will provide solutions that extend the capabilities of its fBPM solutions to thousands of Oracle customers worldwide. Oracle has validated Bottomline’s suite of fBPM solutions including PayBase®, WebSeries and Create!form® for use with Oracle.

•	Delivered a new WebSeries module for Bottomline’s Electronic Banking platform which combines international electronic payment functionality with an extensive range of domestic capabilities to provide enhanced payment management across global enterprises.

•	Signed a UK partnership agreement with CODA Group, a finance systems specialist. The partnership agreement means that CODA’s customers will have access to Bottomline’s range of approved BACSTEL-IP payment and collection solutions and services.

Bottomline will host a conference call to discuss its financial results beginning at 5:00 p.m. EST today. Please see the corresponding advisory issued January 19, 2005 for information on the call. The call will also be broadcast live at www.bottomline.com and a replay will be available on the Website following the call.

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) is a leading global technology provider of financial Business Process Management (fBPM) solutions. Bottomline’s comprehensive set of fBPM offerings enables businesses and financial institutions to more effectively manage their critical financial transactions, cash decisions and trading partner relationships, leveraging the Web. fBPM applications include Electronic Payments and Cash Management, Electronic Invoice Receipt and Management, Electronic Invoice Presentment and Payment (EIPP), Electronic Banking, Information Reporting, and Document Output Management. Founded in 1989, Bottomline maintains its corporate headquarters in Portsmouth, NH and international headquarters in Reading, England. For more information, visit Bottomline on the Web at www.bottomline.com, or dial (800) 243-2528 or (603) 436-0700.

Cautionary Language

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expected benefits of use of Bottomline’s products and future growth and results. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions and other risks described in Bottomline’s quarterly report on Form 10-Q for the quarter ended September 30, 2004. The forward-looking financial information provided by Bottomline in this press release represents Bottomline’s estimates as of date of this release. We anticipate that subsequent events and developments will cause Bottomline’s estimates to change. However, while Bottomline may elect to update this forward-looking financial information at some point in the future, Bottomline specifically disclaims any obligation to do so. This forward-looking information should not be relied upon as representing Bottomline’s estimates of its future financial performance as of any date subsequent to the date of this release.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,
	2004	2003
Revenues:
Software licenses	$5,359	$4,513
Service and maintenance	14,560	12,492
Equipment and supplies	4,033	4,249

Total revenues	23,952	21,254

Cost of revenues:
Software licenses	663	584
Service and maintenance	6,282	5,632
Equipment and supplies	3,063	3,446

Total cost of revenues	10,008	9,662

Gross profit	13,944	11,592

Operating expenses:
Sales and marketing	6,272	5,792
Product development and engineering:
Product development and engineering	2,597	2,427
Stock compensation expense	6	9
General and administrative	3,202	2,932
Amortization of intangible assets	756	891

Total operating expenses	12,833	12,051

Income (loss) from operations	1,111	(459)

Other income, net	236	42

Income (loss) before provision for income taxes	1,347	(417)
Provision for income taxes	107	32

Net income (loss)	$1,240	$(449)

Basic and diluted net income (loss) per share	$0.07	$(0.03)

Shares used in computing net income (loss) per share:
Basic	17,914	16,621
Diluted	18,953	16,621

Pro forma (excluding acquisition-related charges):(1)
Net income	$2,002	$451

Diluted net income per share (2)	$0.11	$0.03

(1)	Pro forma presentation excludes charges for amortization of intangible assets of $756 and $891 and amortization of stock compensation expense of $6 and $9 for the three months ended December 31, 2004 and 2003, respectively.
(2)	Shares used in computing pro forma diluted net income per share were 18,953 and 17,373 for the three months ended December 31, 2004 and 2003, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Six Months Ended December 31,
	2004	2003
Revenues:
Software licenses	$9,021	$7,142
Service and maintenance	29,184	22,939
Equipment and supplies	7,494	8,044

Total revenues	45,699	38,125

Cost of revenues:
Software licenses	1,375	854
Service and maintenance	12,096	10,287
Equipment and supplies	5,707	6,465

Total cost of revenues	19,178	17,606

Gross profit	26,521	20,519

Operating expenses:
Sales and marketing	11,794	10,011
Product development and engineering:
Product development and engineering	4,872	4,533
Stock compensation expense	14	22
In-process research and development	—	789
General and administrative	6,308	5,306
Amortization of intangible assets	1,642	2,502

Total operating expenses	24,630	23,163

Income (loss) from operations	1,891	(2,644)

Other income, net	293	97

Income (loss) before provision for income taxes	2,184	(2,547)
Provision for income taxes	265	47

Net income (loss)	$1,919	$(2,594)

Net income (loss) per share:
Basic	$0.11	$(0.16)
Diluted	$0.10	$(0.16)

Shares used in computing net income (loss) per share:
Basic	17,727	16,333
Diluted	18,634	16,333

Pro forma (excluding acquisition-related charges):(1)
Net income	$3,575	$719

Diluted net income per share (2)	$0.19	$0.04

(1)	Pro forma presentation excludes charges for amortization of intangible assets of $1,642 and $2,502 and amortization of stock compensation expense of $14 and $22 for the six months ended December 31, 2004 and 2003, respectively. The pro forma presentation also excludes $789 of expense associated with acquired in-process research and development for the six months ended December 31, 2003.
(2)	Shares used in computing pro forma diluted net income per share were 18,634 and 17,019 for the six months ended December 31, 2004 and 2003, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2004	June 30, 2004
Assets
Current assets:
Cash, cash equivalents and short-term investments	$32,680	$25,015
Accounts receivable	20,805	18,530
Other current assets	4,466	4,533

Total current assets	57,951	48,078

Property and equipment	6,275	6,468
Intangible assets	34,081	34,686
Other assets	782	835

Total assets	$99,089	$90,067

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,861	$5,327
Accrued expenses	8,626	7,901
Deferred revenue and deposits	20,609	17,586

Total current liabilities	34,096	30,814

Stockholders’ equity
Common stock	18	18
Additional paid-in-capital	177,119	177,205
Deferred compensation	—	(14)
Accumulated other comprehensive income	4,213	3,026
Treasury stock	(1,427)	(4,133)
Retained deficit	(114,930)	(116,849)

Total stockholders’ equity	64,993	59,253

Total liabilities and stockholders’ equity	$99,089	$90,067